Exhibit 99.1

COMMUNITY
CAPITAL                                                       NEWS
CORPORATION                                                   RELEASE
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For Further Information:
R. Wesley Brewer, Executive VP/CFO  or   David L. Johns, VP
CapitalBank                              Enterprise Bank of South Carolina
864/941-8290                             803/267-3191
Email: wbrewer@capitalbanksc.com         Email: enterprisebanksc@mindspring.com
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May 14, 2001

FOR IMMEDIATE RELEASE

            CAPITALBANK COMPLETES THE SALE OF FIVE BRANCH OFFICES TO
                        ENTERPRISE BANK OF SOUTH CAROLINA

GREENWOOD, SC - CapitalBank in Greenwood, South Carolina announces today it has completed the sale of five branch offices to Enterprise Bank of South Carolina in Ehrhardt, South Carolina. The five branch offices are located in Barnwell, Blackville, Salley, Springfield, and Williston. The terms of the transaction were not disclosed.

CapitalBank is a subsidiary of Community Capital Corporation in Greenwood, South Carolina. Community Capital Corporation has $353 million in total assets and 12 banking offices throughout the state of South Carolina. Community Capital Corporation's common stock trades on the American Stock Exchange under the symbol "CYL". Additional information about Community Capital Corporation is available on its web site at www.comcapcorp.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual report on Form 10-K for the period ended December 31, 2000.